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                                                                      Exhibit 21


                                  SUBSIDIARIES

A.   DOMESTIC SUBSIDIARIES


                                                  Jurisdiction of
Name                                              Incorporation
----                                              -------------

(1)  Simmons International Holding Company, Inc.  New York

B.   FOREIGN SUBSIDIARIES

                                                  Jurisdiction of
Name                                              Incorporation
----                                              -------------

(1)  Simmons Caribbean Bedding, Inc.              Puerto Rico

(2)  INFO Establishment                           Liechtenstein

(3)  Simmons I.P., Inc.                           Ontario

(4)  688363 Ontario Limited                       Ontario

(5)  897701 Ontario Limited                       Ontario





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